Exhibit (g)(2)

Exhibit B to the Amended and Restated Custody Agreement

Funds with an expense cap structure

Innovator IBD® 50 ETF

Funds with a unitary fee structure

Innovator IBD® ETF Leaders ETF

Innovator IBD® Breakout Stocks ETF

Innovator Loup Frontier Tech ETF

Innovator S&P 500 Buffer ETF – July

Innovator S&P 500 Ultra Buffer ETF – July

Innovator S&P 500 Power Buffer ETF – July

Innovator S&P 500 Buffer ETF – October

Innovator S&P 500 Ultra Buffer ETF – October

Innovator S&P 500 Power Buffer ETF – October

Innovator S&P 500 Buffer ETF – January

Innovator S&P 500 Ultra Buffer ETF – January

Innovator S&P 500 Power Buffer ETF – January

Innovator S&P 500 Buffer ETF – April

Innovator S&P 500 Ultra Buffer ETF – April

Innovator S&P 500 Power Buffer ETF – April

Innovator S&P 500 Buffer ETF – June

Innovator S&P 500 Ultra Buffer ETF – June

Innovator S&P 500 Power Buffer ETF – June

Innovator MSCI EAFE Power Buffer ETF – July

Innovator MSCI Emerging Markets Power Buffer ETF – July

Innovator S&P 500 Buffer ETF – August

Innovator S&P 500 Ultra Buffer ETF – August

Innovator S&P 500 Power Buffer ETF – August

Innovator S&P 500 Buffer ETF – September

Innovator S&P 500 Ultra Buffer ETF – September

Innovator S&P 500 Power Buffer ETF – September